EXHIBIT 24.1
POWERS OF ATTORNEY
     Each person whose signature appears below authorizes William Lee Warren and Matthew M. O’Connell or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Registrant’s registration statement on Form S-3, and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Signature	Title	Date

/s/ James A. Abrahamson	James A. Abrahamson Chairman of the Board and Director	May 30, 2006
/s/ Matthew M. O’Connell	Matthew M. O’Connell President, Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2006
/s/ Henry E. Dubois	Henry Dubois Chief Financial Officer (Principal Financial Officer)	May 31, 2006
/s/ Tony Anzilotti	Tony Anzilotti Vice President — Finance and Controller (Principal Accounting Officer)	May 31, 2006
/s/ Joseph M. Ahearn	Joseph M. Ahearn Director	May 31, 2006
/s/ Lawrence A. Hough	Lawrence A. Hough Director	May 31, 2006
/s/ James M. Simon	James M. Simon Director	May 31, 2006
/s/ William W. Sprague	William W. Sprague Director	May 31, 2006